Exhibit 7.2

SHAW COMMUNICATIONS INC.,

as Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Trustee

INDENTURE

Dated as of [•]

SHAW COMMUNICATIONS INC.

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of [●]

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	608(1)
(a)(2)	608(1)
(a)(3)	Not applicable
(a)(4)	Not applicable
(b)	609, 610
§ 311 (a)	613
(b)	613
§ 312 (a)	701
(b)	702
(c)	703
§ 313 (a)	704
(b)	704
(c)	704
(d)	704
§ 314 (a)(1)-(3)	705
(a)(4)	1005
(b)	Not applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not applicable
(d)	Not applicable
(e)	102
§ 315 (a)	602(1)
(b)	601
(c)	602(2)
(d)	602(3)
(e)	515
§ 316 (a)(last Sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	Not applicable
(b)	508
(c)	1301(4)
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	116
(c)	116

Note:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS1

[1]	Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

i

ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 701.	Issuer to Furnish Trustee Names and Addresses of Holders.	49
SECTION 702.	Preservation of List of Names and Addresses of Holders.	50
SECTION 703.	Disclosure of Names and Addresses of Holders.	50
SECTION 704.	Reports by Trustee.	50
SECTION 705.	Reports by the Issuer.	50

ARTICLE EIGHT AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Amalgamation, Consolidations, Conveyance, Transfer or Lease.	51
SECTION 802.	Rights and Duties of Successor Issuer.	51

ARTICLE NINE SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders.	52
SECTION 902.	Supplemental Indentures with Consent of Holders.	53
SECTION 903.	Execution of Supplemental Indentures.	54
SECTION 904.	Effect of Supplemental Indentures.	54
SECTION 905.	Conformity with the Trust Indenture Act.	55
SECTION 906.	Notice of Supplemental Indentures.	55

ARTICLE TEN COVENANTS

SECTION 1001.	Payment of Principal (Premium, if any) and Interest.	55
SECTION 1002.	Maintenance of Office or Agency.	55
SECTION 1003.	Money for Securities Payments to Be Held in Trust.	56
SECTION 1004.	Corporate Existence.	57
SECTION 1005.	Compliance Certificate.	57
SECTION 1006.	Additional Amounts.	57
SECTION 1007.	Negative Pledge.	58
SECTION 1008.	Sale and Lease-Back Transactions.	58
SECTION 1009.	Limitation on Debt and Preferred Stock of Subsidiaries.	59
SECTION 1010.	Waiver of Certain Covenants.	60

ARTICLE ELEVEN REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article.	61
SECTION 1102.	Selection by Trustee of Securities to Be Redeemed.	61
SECTION 1103.	Notice of Redemption.	61
SECTION 1104.	Deposit of Redemption Price.	62
SECTION 1105.	Securities Payable on Redemption Date.	62
SECTION 1106.	Securities Redeemed or Repurchased in Part.	62

SECTION 1107.	Tax Redemption.	63
SECTION 1108.	Purchase of Securities.	63

ARTICLE TWELVE DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.	Issuer’s Option to Effect Defeasance or Covenant Defeasance.	64
SECTION 1202.	Defeasance and Discharge.	64
SECTION 1203.	Covenant Defeasance.	64
SECTION 1204.	Conditions to Defeasance or Covenant Defeasance.	65
SECTION 1205.	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.	66
SECTION 1206.	Reinstatement.	67

ARTICLE THIRTEEN MEETINGS AND ACTS OF HOLDERS OF SECURITIES

SECTION 1301.	Acts of Holders.	67
SECTION 1302.	Purposes for Which Meetings May Be Called.	68
SECTION 1303.	Call, Notice and Place of Meetings.	69
SECTION 1304.	Persons Entitled to Vote at Meetings.	69
SECTION 1305.	Quorum; Action.	69
SECTION 1306.	Determination of Voting Rights; Conduct and Adjournment of Meetings.	70
SECTION 1307.	Counting Votes and Recording Action of Meetings.	71

ARTICLE FOURTEEN MISCELLANEOUS

SECTION 1401.	Counterparts.	71
SECTION 1402.	USA Patriot Act.	71
SECTION 1403.	Compliance with Anti-Money Laundering and Suppression of Terrorism Legislation.	72
SECTION 1404.	SEC Reporting Issuer Status	72

INDENTURE, dated as of [●] among SHAW COMMUNICATIONS INC., a corporation duly organized and existing under the laws of Alberta, Canada (the “Issuer”), having its principal office at 630 – 3rd Avenue S.W., Calgary, Alberta, T2P 4L4, Computershare Trust Company, N.A., a national banking association, as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, a trust company duly organized and existing under the laws of Canada, as Canadian trustee (the “Canadian Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

Now therefore, for and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, clause or other subdivision;

(5) words implying any gender shall include all genders; and

(6) the words clause, Subsection, Section and Article refer to the clauses, Subsections, Sections and Articles, respectively, of this Indenture unless otherwise noted.

“Act” when used with respect to any Holder, has the meaning specified in Subsection 1301(1).

“Additional Amounts” has the meaning specified in Subsection 1006(1).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgements and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.

“Authenticating Agent” means the Trustee or any Person authorized by the Trustee to act on behalf of the Trustee pursuant to Section 612 to authenticate Securities.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which (a) is not a day on which chartered banks in New York, New York, Toronto, Ontario or Calgary, Alberta or in connection with a particular series of Securities in any Place of Payment relative to such series, are authorized or required under Applicable Law to remain closed, and (b) in connection with a particular series of Securities, is a day in any Place of Payment relative to such series on which the Depositary, if any, for such series processes transactions.

“Cable Television System” means the business of carrying on a licensed cable distribution undertaking under the Broadcasting Act (Canada).

“calculation period” has the meaning specified in Section 310.

“Canadian Trustee” means the Person named as the “Canadian Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Canadian Trustee” shall mean such successor trustee.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and which has a term of at least 12 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of corporate stock of such Person including, in the case of an unincorporated entity, securities of such Person entitled to rights similar to those of corporate stock.

“Cdn.$” means a dollar or other equivalent unit in such coin or currency of Canada as at the time shall be legal tender for the payment of public and private debts.

“Certificate of the Issuer” means a certificate signed by a Responsible Officer of the Issuer.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Tangible Assets” means the total amount of assets of any Person on a consolidated basis, after deducting therefrom (a) all current liabilities (excluding any Debt classified as a current liability), (b) all goodwill, trade names, trademarks, patents, unamortized debt discounts and financing costs and all other like intangible assets (excluding any broadcast or spectrum licenses or permits in respect of Cable Television Systems, direct-to-home services, satellite services, telephony services or wireless telephony services) and (c) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent consolidated balance sheet of such Person prepared in accordance with GAAP (but, in any event, as of a date within 150 days of the date of determination).

“Corporate Trust Office” means, (a) with respect the U.S. Trustee, the office of the U.S. Trustee, at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129, or such other address as the U.S. Trustee may designate from time to time by notice to the Issuer, or the corporate trust office of any successor U.S. Trustee (or such other address as such successor U.S. Trustee may designate from time to time by notice to the Issuer) and (b) with respect to the Canadian Trustee, the office of the Canadian Trustee, at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 530 – 8th Avenue SW, Suite 600, Calgary, Alberta, T2P 3S8, or such other address as the Canadian Trustee may designate from time to time by notice to the Issuer, or the corporate trust office of any successor Canadian Trustee (or such other address as such successor Canadian Trustee may designate from time to time by notice to the Issuer).

“Covenant Defeasance” has the meaning specified in Section 1203.

“Currency” means any currency or currencies issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (e) every Capital Lease Obligation of such Person, (f) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (g) every payment obligation under interest rate or currency protection agreements of such Person, payment of which could not be considered as interest in accordance with GAAP and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

“Default” means, with respect to a series of Securities, any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default with respect to such series.

“Defaulted Interest” has the meaning specified in Subsection 306(3).

“Defeasance” has the meaning specified in Section 1202.

“Depositary” or “Depositary for Securities” means The Depository Trust Company, or any successor thereto or any other Person designated pursuant to Subsection 304(5).

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Euroclear” means Euroclear Bank S.A./N.A., or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Holder” has the meaning specified in Subsection 1006(1).

“First Currency” has the meaning specified in Section 114.

“Foreign Currency” means any Currency other than Dollars.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada.

“Government Obligations” means, in respect of any series of Securities, direct obligations of, or obligations the payment of principal of and interest, if any, on which are fully guaranteed by the government that issued the currency in which the Securities of such series are payable and which are payable in the same currency as such series.

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have the meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Holder” means the Person in whose name a Security is registered in the Register.

“Holder Action” means any request, demand, authorization, direction, notice, consent, waiver or other action of any nature or kind given, made or taken, or to be given, made or taken, by one or more Holders under or in respect of this Indenture or any Securities.

“Holder Direction” means:

(a) in respect of a Holder Action by Holders of a series of Securities solely in relation to such series of Securities:

(i)	an approval of or direction to make, give or take such Holder Action given by Holders of more than 50% of the unpaid principal amount of such series of Securities then Outstanding voted at a duly constituted meeting of such Holders; or

(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by Holders of more than 50% of the unpaid principal amount of such series of Securities then Outstanding; or

(b) in respect of a Holder Action by Holders of more than one affected series of Securities in relation to more than one affected series of Securities:

(i)	an approval of or direction to make, give or take such Holder Action given by Holders of more than 50% of the aggregate unpaid principal amount of all such series of Securities then Outstanding (considered as one class) voted at a duly constituted meeting of such Holders; or

(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of more than 50% of the aggregate unpaid principal amount of all such series of Securities then Outstanding (considered as one class).

“including” means including without limitation; and “include” or “includes” shall mean, respectively, include without limitation or includes without limitation.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by a Responsible Officer.

“Judgment Currency” has the meaning specified in Subsection 113(a).

“Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge or other security agreement or encumbrance of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any lease of property or assets for a term of more than 12 months).

“Maturity”, means, with respect to any principal of a Security, the date on which such principal becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-Recourse Debt” means Debt (a) for which none of the Issuer or any Subsidiary of the Issuer which owns or operates, directly or indirectly, a Cable Television System, is directly or indirectly liable, unless (i) such liability is expressly subordinated in right of payment to the prior payment of all principal of and interest on the Securities or (ii) such liability may be satisfied, at the option of the Issuer, by the issuance of Capital Stock which is not Disqualified Stock, and (b) no default with respect to any such Debt would permit the holder of any other Debt of the Issuer or any Subsidiary of the Issuer which owns or operates, directly or indirectly, a Cable Television System, to accelerate the maturity of such other Debt.

“Opinion of Counsel” means a written opinion by legal counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and who shall be reasonably satisfactory to the Trustee.

“Other Currency” has the meaning specified in Section 114.

“Outstanding” means, in relation to a series of Securities, all Securities of such series authenticated and delivered under this Indenture on or prior to the date of determination, except:

(a) any such Securities cancelled by the Trustee, or delivered to the Trustee, the related Registrar or the related Paying Agent for cancellation, on or prior to such date;

(b) any such Securities for which funds in the necessary amount to repay such Securities have been deposited on or prior to such date with the Trustee, the related Registrar or the related Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Trustee has been made;

(c) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Issuer has effected Defeasance and/or Covenant Defeasance as provided in Article Twelve; and

(d) Securities which have been paid and satisfied in full or in exchange for or in lieu of which other Securities of such series have been authenticated and delivered pursuant to his Indenture other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to the Trustee that such Securities are held by a protected purchaser (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of a Security shall be the principal amount of such Security which would be due and payable as of such date upon an acceleration of the Maturity of such Security to such date pursuant to a declaration of acceleration under Subsection 502(1), (ii) if, as of such date, the principal amount of a Security payable at its Stated Maturity is not determinable, the principal amount thereof which shall be deemed to be Outstanding shall be the amount as specified in or determined pursuant to the related supplemental indenture for such Security, (iii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of such date as set forth in a Certificate of the Issuer delivered to the Trustee, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount determined as provided in such clause), and (iv) Securities beneficially owned by the Issuer or any other obligor upon such Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities owned as contemplated by clause (iv) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon such Securities or any Affiliate of the Issuer or of such other obligor; provided that the outstanding principal amount of any such pledged Securities as at any date shall be deemed to be only the aggregate of the indebtedness and liabilities of the Issuer secured by such pledge that are outstanding on such date or which the pledgee thereof (or Person on whose behalf the pledgee thereof is acting) is committed on such date to permit the Issuer to incur.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (or premium, if any) and/or interest, if any, on any Securities on behalf of the Issuer.

“Permitted Liens” of any Person at any particular time means:

(i)	Liens existing on the date of the Indenture;

(ii)	any Lien in favour of a Governmental Authority in connection with the operations of such Person or any Subsidiary of such Person and not in respect of the financing thereof;

(iii)	Liens in favour of such Person or a Wholly-Owned Subsidiary of such Person (but only so long as it is a Wholly-Owned Subsidiary of such Person);

(iv)	Liens in respect of Purchase Money Obligations;

(v)	Liens on property or assets existing at the time of acquisition thereof by such Person, provided that such Liens were not incurred in anticipation of such acquisition;

(vi)	Liens on property or assets of a Person existing at the time it becomes a Subsidiary of such Person, or is liquidated or merged into, or amalgamated or consolidated with, such Person or a Subsidiary of such Person or at the time of the sale, lease or other disposition to such Person or a Subsidiary of such Person of all or substantially all of its properties and assets;

(vii)	any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (vi), inclusive; provided that the principal amount of indebtedness secured thereby after such renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject thereto and any improvements thereon;

(viii)	Liens securing Debt permitted to be incurred under Subsection 1009(7); provided that any such Lien is limited to the property or assets of the Subsidiary incurring or issuing such Debt and the shares in the capital of, or other ownership interests in, such Subsidiary;

(ix)	any Lien affecting property subject to a lease entered into as part of a Sale and Leaseback Transaction permitted under Subsection 1008(2);

(x)	Liens securing Non-Recourse Debt, the principal amount of which is exchangeable for the securities of or ownership interests in another Person; provided that any such Lien extends to or covers only such securities or ownership interests and the proceeds thereof underlying such Non-Recourse Debt; and

(xi)	Liens securing indebtedness not secured by Liens referred to in the foregoing clauses (i) through (x) inclusive, in an aggregate principal amount, together with the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to Subsection 1008(1) and any Debt or Preferred Stock incurred or issued pursuant to Subsection 1009(1), not to exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets.

“Permitted Subsidiary Guarantee” means a Guarantee given by a Subsidiary in favour of holders of Debt; provided that (a) such Debt is permitted to be incurred hereunder and (b) contemporaneously with entering into any such Permitted Subsidiary Guarantee, such Subsidiary also enters into a Guarantee for the benefit of all Holders and the Trustee (the “Qualifying Guarantee”) which Qualifying Guarantee shall rank pari passu with the Permitted Subsidiary Guarantee and shall apply to all of the obligations outstanding under the Securities and this Indenture from time to time. Any such Qualifying Guarantee may also provide that it shall be released if at any time (i) the Permitted Subsidiary Guarantee has been released or (ii) the guarantor ceases to be a Subsidiary of the Issuer, unless in either case a Default or an Event of Default has occurred and is continuing at such time.

“Person” means any natural person, corporation, firm, limited liability company, partnership, joint venture or other unincorporated association, trust, government or Governmental Authority.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior to, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person and shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.

“property” means any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Purchase Money Obligations” means any monetary obligations (including a Capital Lease Obligation and rental obligations under any other lease for a term of more than 12 months) created, assumed or incurred prior to, at any time of, or within 12 months after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof; provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any Lien given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

“Record Date” means, with respect to any series of Securities, the Regular Record Date and the Special Record Date.

“Redemption Date” means, with respect to a Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to a Security to be redeemed, the price (including any applicable premium) at which such Security is to be, or may be, redeemed pursuant to this Indenture.

“Register” has the meaning specified in Subsection 304(1).

“Registrar” means, in respect of a series of Securities, the Trustee or such other Person (which may include the Issuer) designated by the Issuer to maintain the Register pursuant to Section 304.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Required Currency” has the meaning specified in Subsection 113(a).

“Responsible Officer” means, with respect to (a) the Trustee, any officer of the Trustee having responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his/her knowledge of and familiarity with the particular subject, and (b) the Issuer, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Secretary, any Assistant Secretary, any Treasurer or any Assistant Treasurer and any other officer of the Issuer customarily performing functions similar to any such office with the Issuer.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 12 months after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Satellite DTH Business” means the business of carrying on a licensed broadcast distribution undertaking under the Broadcasting Act (Canada) via direct-to-home satellite.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Special Holder Direction” means:

(a) in respect of a Holder Action by Holders of a series of Securities solely in relation to such series of Securities:

(i)	an approval of or direction to make, give or take such Holder Action given by Holders of 100% of the unpaid principal amount of such series of Securities then Outstanding voted at a duly constituted meeting of such Holders; or

(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of 100% of the unpaid principal amount of such series of Securities then Outstanding; or

(b) in respect of a Holder Action by Holders of more than one affected series in relation to more than one affected series of Securities:

(i)	an approval of or direction to make, give or take such Holder Action given by Holders of 100% of the unpaid principal amount of all such series of Securities then Outstanding (considered as one class) voted at a duly constituted meeting of such Holders; or

(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of 100% of the unpaid principal amount of all such series of Securities then Outstanding (considered as one class).

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Trustee pursuant to Section 306.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means a Person more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Taxes” has the meaning specified in Subsection 1006(1).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended from time to time, as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means Computershare Trust Company, N.A., as U.S. Trustee, and/or, where the context so requires, Computershare Trust Company of Canada, as Canadian Trustee, in each case in its capacity as trustee under this Indenture and its successors and permitted assigns in such capacity.

“UCC” means the New York uniform commercial code in effect from time to time.

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean such successor trustee.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee a Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this

Indenture relating to such particular application or request, no additional certificate need be furnished. Every certificate with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1005) shall include:

(1) a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

(1) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(2) Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(3) Any certificate or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous.

(4) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Notices, etc. to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the U.S. Trustee by the Canadian Trustee, any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the U.S. Trustee at its Corporate Trust Office, by facsimile to (303) 262-0608, Attention: Corporate Trust, or by email to [●];

(2) the Canadian Trustee by the U.S. Trustee, any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Canadian Trustee at its Corporate Trust Office, by facsimile to (403) 267-6598, Attention: Manager, Corporate Trust, or by email to corporatetrust.calgary@computershare.com; or

(3) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: [●], by facsimile to [●], Attention: [●], or by email to [●], or at any other address, facsimile number or email previously furnished in writing to the Trustee by the Issuer.

SECTION 105. Notice to Holders; Waiver.

(1) Where this Indenture provides for notice of any event to Holders of Securities by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered (including by electronic transmission in the case of any Depositary) or mailed, first-class postage prepaid, to each such Holder affected by such event, at its address (including its facsimile and/or email address, if one has been provided in the case of any Depositary) as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided. Any notice delivered or mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

(2) In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to deliver or mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

(3) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed in writing with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 106. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 107. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Trustee shall bind their successors and assigns, whether so expressed or not.

SECTION 108. Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 109. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 110. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law; provided, however, the duties and rights of the Canadian Trustee shall be governed by the law of the Province of Alberta, Canada. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 111. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no additional interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

SECTION 112. Agent for Service; Submission to Jurisdiction; Waiver of Immunities; Waiver of Jury Trial.

(1) By the execution and delivery of this Indenture, the Issuer (a) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 – 8th Avenue, New York, New York, 10011 (“CT Corporation”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any federal or New York state court located in The Borough of Manhattan, New York, (b) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding and (c) agrees that service of process upon CT Corporation and written notice of said service to the Issuer (in the manner specified in Section 104), shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as any of the Securities shall be outstanding.

(2) To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

(3) The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Securities in any federal or state court in the State of New York, Borough of Manhattan. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(4) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 113. Conversion of Currency.

(1) The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

(a) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due or contingently due under the Securities of any series and this Indenture (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day in such country before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(b) If there is a change in the rate of exchange prevailing between the Business Day in such country before the day on which the judgment referred to in clause (a) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(2) In the event of the winding-up of the Issuer at any time while any amount of damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer shall indemnify and hold the Holders of Securities and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which the equivalent of the amount in the Required Currency (other than under this Subsection (2)) is calculated for the purposes of such winding-up and (b) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (2) the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of Applicable Law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(3) The obligations contained in Subsections (1)(b) and (2) of this Section shall constitute separate and independent obligations of the Issuer from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under Subsection (2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the applicable liquidator. In the case of Subsection (2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(4) The term “rate(s) of exchange” shall mean the Bank of Canada daily average exchange rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported on the “Exchange Rates—Daily Exchange Rates” page of the website of Bank of Canada (or by such other means of reporting the Bank of Canada daily average exchange rate as may be agreed upon by each of the parties to this Indenture) and includes any premiums and costs of exchange payable.

SECTION 114. Currency Equivalent.

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the Currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the Currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the Bank of Canada daily average exchange rate as reported on the “Exchange Rates—Daily Exchange Rates” page of the website of Bank of Canada (or by such other means of reporting the Bank of Canada daily average exchange rate as may be agreed upon by each of the parties to this Indenture) on the date of determination.

SECTION 115. Incorporators, Shareholders, Officers and Directors of the Issuer Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders as part of the consideration for the issue of the Securities.

SECTION 116. Conflict with the Trust Indenture Act.

If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, through operation of Section 318(c) thereof, such imposed duties shall control.

ARTICLE TWO

FORM OF SECURITIES

SECTION 201. Forms Generally.

The Securities of each series shall be in substantially the forms as shall be established by or pursuant to one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable securities laws and/or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article. The Securities shall be typed or printed or may be produced in any other manner, all as determined by the officers executing the Securities, as evidenced by their execution of the Securities.

SECTION 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated and referred to in, and issued under, the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By
Authorized Signatory

SECTION 203. Securities Issuable in Global Form.

(1) If Securities of or within a series are issuable in global form, as specified and contemplated by Section 301, then, notwithstanding Subsection 301(8) and Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time. The aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect issuances, exchanges, redemptions, repurchases and other transactions affecting the aggregate amount of Outstanding Securities of such series represented by such global Security. Any endorsement of a Security in global form to reflect any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in such manner as shall be specified in such Security.

(2) The provisions of the last sentence of Subsection 303(6) shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Issuer and the Issuer delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Subsection 303(6).

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series pursuant to one or more indentures supplemental hereto. There shall be established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable:

(1) the title of the Securities of the series and any applicable CUSIP number, if available (which shall distinguish the Securities of the series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 1106 or 1108);

(3) the date or dates, or the method by which such date or dates will be determined or extended, on which the Securities of the series may be issued and on which the principal of the Securities of the series is payable;

(4) the rate or rates (whether fixed or variable) at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date or dates shall be determined, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated;

(5) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where the Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 104, the place or places where notices or demands to or upon the Issuer in respect of the Securities of the series and this Indenture may be served;

(6) the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(7) the obligation, if any, of the Issuer to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denomination or denominations in which any Securities of the series shall be issuable;

(9) if other than the Trustee, the identity of each Registrar and/or Paying Agent;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

(11) if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated;

(12) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13) whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable;

(14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1010 or any definitions used herein) of the Issuer with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(16) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(17) if the Securities of the series are to be convertible into or exchangeable for securities of any Person (including the Issuer), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(18) if payment of the Securities will be guaranteed by any other Person;

(19) the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Issuer; and

(20) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the applicable indentures supplemental hereto. The Issuer may, from time to time, without notice to or consent of the Holders, create and issue additional Securities of a series so that such additional Securities may be consolidated with and form a single series with the Securities of the same series initially issued by the Issuer and shall have the same terms as to status, redemption and otherwise as the Securities of the same series originally issued.

SECTION 302. Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

(1) The Securities shall be executed on behalf of the Issuer by a Responsible Officer of the Issuer, and the signature of such Responsible Officer may be his/her manual or facsimile/electronic signature.

(2) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities. If not all the Securities of any series are to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Issuer Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

(3) In authenticating such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, one or more Opinions of Counsel to the effect that:

(a) the form of such Securities has been established as permitted by Section 201 in conformity with the provisions of this Indenture;

(b) the terms of such Securities have been established as permitted by Section 301 in conformity with the provisions of this Indenture; and

(c) that such Securities, when completed by appropriate insertions and executed and delivered by the Issuer to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject to customary exceptions).

(4) The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, protections or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(5) Each Security shall be dated the date of its authentication.

(6) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the U.S. Trustee or by the Canadian Trustee, or both, as the case may be, by manual or facsimile/electronic signature of an authorized officer of the applicable Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 308 together with a Certificate of the Issuer (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never entitle a Holder to the benefits of this Indenture.

SECTION 304. Registration, Registration of Transfer and Exchange.

(1) The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of Securities and of transfers and exchanges of Securities. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee is hereby initially appointed as Registrar for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Issuer shall have the right to remove and replace from time to time the Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Registrar with respect to such series of Securities shall have been appointed by the Issuer and shall have accepted such appointment by the Issuer. In the event that the Trustee shall not be, or shall cease to be, the Registrar with respect to a series of Securities, it shall have the right to examine the Register for such series at all reasonable times. There shall only be one Register for each series of Securities.

(2) Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like principal amount and tenor and evidencing the same indebtedness.

(3) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of a like principal amount and tenor and evidencing the same indebtedness, upon surrender of the Securities to be exchanged at the office or agency in a Place of Payment for that series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(4) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any global Security shall be exchangeable only as provided in this Subsection (4). If any beneficial owner of an interest in a global Security is entitled to exchange such interest for Securities of such series and of like principal amount and tenor and evidencing the same indebtedness of another authorized form and denomination, as specified as contemplated by Section 301 and, provided that any applicable notice required by the global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interest may be so exchanged, the Issuer shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such global Security, executed by the Issuer. On or after the earliest date on which such beneficial interests may be so exchanged, such global Security shall be surrendered by the Depositary to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on (a) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date or (b) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

(5) If at any time the Depositary for Securities of a series notifies the Issuer that it is unwilling, unable or no longer qualifies to continue as Depositary for Securities of such series, or if at any time the Depositary for Securities for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to the Securities for such series. If a successor to the Depositary for Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, and the Trustee has received a written request from the Depositary or a participant in the Depositary in accordance with the Depositary’s customary procedures to issue Securities in definitive form to such participant or other beneficial owner specified by such participant to the Trustee in writing, the Depositary shall no longer continue as Depositary with respect to the Securities for such series and the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver individual Securities of such series in certificated, fully registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

(6) The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

(7) Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise (and in accordance with its customary procedures), shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

(8) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(9) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

(10) No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

(11) The Issuer shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 305. Mutilated, Destroyed, Lost and Stolen Securities.

(1) If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like principal amount and tenor and evidencing the same indebtedness and bearing a number not contemporaneously outstanding.

(2) If there shall be delivered to the Issuer and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by the Issuer and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a protected purchaser (as defined in Article 8 of the UCC), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like principal amount and tenor and evidencing the same indebtedness and bearing a number not contemporaneously outstanding.

(3) Notwithstanding the provisions of Subsections (1) and (2) of this Section 305, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

(4) Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(5) Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and the Holders of such Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(6) The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 306. Payment of Principal and Interest.

(1) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Security which is payable on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such interest. Any such payment shall be made, at the Issuer’s option and sole expense, by (a) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears on the Register, or (b) electronic funds transfer to an account designated by the Person entitled thereto pursuant to Section 307.

(2) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, principal (and premium, if any) paid in relation to any Security (whether in connection with a redemption at the option of the Issuer pursuant to Article Eleven, at Maturity or otherwise) shall be paid to the Holder of such Security only upon presentation and surrender of such Security to the office or agency of the Issuer maintained for such purpose pursuant to Section 1002. Any such payment shall be made, at the Issuer’s option and sole expense, by (a) check payable to or upon the written order of the Person entitled thereto pursuant to Section 307, or (b) electronic funds transfer to an account designated by the Person entitled thereto pursuant to Section 307.

(3) Unless otherwise provided as contemplated by Section 301, every global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such global Security held for its account by the Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such global Security to the accounts of the beneficial owners thereof.

(4) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series and/or the supplemental indenture related thereto (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the written notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 105, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 304, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 307. Persons Deemed Owners.

(1) Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306) interest, if any, on such Security and for all other purposes whatsoever (except for determining whether the payment of Additional Amounts is required), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

(2) The Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the owner of any global Security registered in its name (or in the name of its nominee) for all purposes whatsoever (except for determining whether the payment of Additional Amounts is required). None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(3) Notwithstanding anything to the contrary in this Indenture, the Depositary or its nominee, as a Holder of a global Security, may grant proxies and otherwise authorize any Person (including owners of beneficial interests in the Securities) to take any action that the Depositary or its nominee, as a Holder of a global Security, is entitled to take under this Indenture or the Securities; provided further that, with respect to any global Security, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such global Security or impair, as between such Depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depositary or its nominee as Holder of such global Security.

(4) Whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the Outstanding Securities, the Depository shall be deemed to be counted in that percentage to the extent that it has received instructions to such effect from beneficial holders of the global Securities that are registered in the name of the Depository (or from participants in the Depositary) in accordance with the Depositary’s customary procedures.

SECTION 308. Cancellation.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, repurchase by the Issuer, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Issuer shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and, upon written request of the Issuer, certification of their disposal shall be delivered to the Issuer by the Trustee.

SECTION 309. Computation of Interest.

For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall, upon an Issuer Request, cease to be of further effect with respect to any series of Securities specified in such Issuer Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein and any right to receive Additional Amounts as contemplated by Section 1006) and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1) either:

(A) all Securities of such series theretofore authenticated and delivered (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount (in the Currency in which the Securities of such series are payable) sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer in respect of such series; and

(3) the Issuer has delivered to the Trustee a Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607, the obligations of the Issuer to any Authenticating Agent under

Section 612 and, if money shall have been deposited with the Trustee pursuant to clause (B) of Subsection (1) of this Section, the obligations of the Trustee under Section 402 and Subsection 1003(5) shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of Subsection 1003(5), all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; provided such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgement, decree or order of any Governmental Authority):

(a) a default by the Issuer in making payment of principal of (or premium, if any, on) any series of Securities at their Stated Maturity;

(b) a default by the Issuer in making payment of any interest (including Additional Amounts) with respect to any series of Securities when due and payable, and continuance of such default for a period of 30 days;

(c) a default by the Issuer in the performance, or a breach, of any other covenant or warranty of the Issuer with respect to such series of Securities contained in this Indenture or any supplemental indenture for such series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Indenture or such supplemental indenture for such series) and such default or breach continues for a period of 60 days after the date on which written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the aggregate principal amount of such affected series of Securities then Outstanding;

(d) failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, (i) indebtedness for borrowed money of the Issuer, or (ii) indebtedness for borrowed money (other than Non-Recourse Debt permitted by Subsection 1009(7)) of any Subsidiary of the Issuer which is a “major subsidiary” (as such term is defined in National Instrument 55-104 of the Canadian Securities Administrators)), in either case having an aggregate principal amount outstanding in excess of the greater of (A) Cdn.$200 million and (B) 2% of Consolidated Net Tangible Asset;

(e) the institution by the Issuer of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(f) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(g) any other events specified as Events of Default with respect to such series of Securities.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

(1) If an Event of Default described in Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such affected series may, subject to any subordination provisions thereof, declare the principal amount of all of the Securities of that series, and all accrued and unpaid interest thereon to, but excluding, the date of such acceleration, to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

(2) At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable:

(i) all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be);

(ii) all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities;

(iii) to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities; and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(3) In the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Subsection 501(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

(1) The Issuer covenants that if:

(a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(2) If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

(1) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy or other judicial proceeding relative to the Issuer or any other obligor upon the Securities or the property of the Issuer or the property of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (and premium, if any) and interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

(2) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 607;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively, and, to the extent applicable, any Additional Amounts; and

Third: The balance, if any, to the Issuer or to such Person or Persons as the Issuer instructs in writing.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series in the case of any Event of Default described in Section 501, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;

(5) during such 60 day period, such Event of Default has not been waived as provided herein;

(6) during such 60 day period, any applicable declaration of acceleration in respect of such Event of Default has not been rescinded as provided herein; and

(7) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in Section 501;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in the case of any Event of Default described in Section 501.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security, of the principal of (and premium, if any) and (subject to Section 306) interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Subsection 305(6), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that in each case:

(1) such direction shall not be in conflict with any Applicable Law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(3) the Trustee need not take any action which might expose it to personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting; and

(4) the Trustee shall have been provided with an indemnity pursuant to Subsection 603(5).

SECTION 513. Waiver of Past Defaults.

Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default described in Section 501, and its consequences, except a default:

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security; or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515. Undertaking for Costs.

All parties to this Indenture agree, and each Holder, by acceptance of a Security, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, any court may, in its discretion, require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate Securities representing more than 10% of the aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of any installment of interest on any Security on or after the Stated Maturity thereof expressed in such Security or for the enforcement of the payment of the principal of such Security at the Stated Maturity therefore.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series which a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and for so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee determine that the withholding of such notice is in the interest of the Holders of Securities of such series, and so advises the Issuer in writing; and provided further, that in the case of any Default of the character specified in Subsection 501(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture and states that it is a notice of Default or Event of Default.

SECTION 602. Certain Duties and Responsibilities of Trustee.

(1) Except during the continuance of an Event of Default, (a) the Trustee shall undertake to perform with respect to the Securities of any series, such duties and only such duties as are expressly and specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and (b) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, statements or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates and opinions which by any provision hereof or thereof are specifically required to be furnished to the Trustee, the Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) This Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or effecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 603. Certain Rights of Trustee.

Except as otherwise provided in Section 602:

(1) The Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document.

(2) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order along with a Certificate of the Issuer pursuant to Section 102.

(3) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may rely upon a Certificate of the Issuer and the Trustee shall not be liable for any action it takes or omits to take in reliance on such Certificate of the Issuer.

(4) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel, investment bankers and accountants and the advice of such counsel, investment bankers or accountants or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, loss and liabilities which might be incurred by it in compliance with such request or direction.

(6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the applicable books and records of the Issuer, personally or by agent or attorney.

(7) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(8) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, economic sanctions, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(11) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(12) The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder unless it receives indemnity satisfactory to the Trustee against any loss, liability or expense.

(13) The rights, privileges, protections, immunities and benefits given to the Trustee, including the right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and to its agents, and the provisions set forth in this Article 6 shall apply to the Trustee in each of its capacities hereunder and its agents and to any document related thereto.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 605. Holding Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent. A Trustee that has resigned or was removed shall remain subject to TIA Section  311(a).

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 607. Compensation and Reimbursement.

(1) The Issuer agrees:

(a) to pay to the U.S. Trustee and the Canadian Trustee from time to time such compensation as the U.S. Trustee, the Canadian Trustee and the Issuer shall from time to time agree in writing for all services rendered by such Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its bad faith, willful misconduct or gross negligence; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including, without limitation, the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without bad faith, willful misconduct or gross negligence on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, the performance of its duties hereunder and/or the exercise of its rights hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (whether asserted by any Holder, the Issuer or otherwise) and including the costs and expenses of enforcing this Indenture (including this Section 607).

(2) As security for the performance of the obligations of the Issuer under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

(3) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Subsection 501(e) or 501(f), the expenses (including reasonable charges and expense of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable U.S. or Canadian federal, state or provincial bankruptcy, insolvency or other similar law.

(4) The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the payment of the Securities and the resignation or removal of the Trustee.

SECTION 608. Corporate Trustee Required; Eligibility.

(1) There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus (together with that of its parent and affiliates) of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(2) The Issuer has appointed the Canadian Trustee under this Indenture to comply with applicable Canadian corporate laws. For so long as required by applicable Canadian corporate laws, and any other statute of Canada or any province thereof and any regulations thereunder, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall, for so long as the Issuer is incorporated under the laws of Alberta, be authorized under the laws of Alberta to carry on a trust business in such province in accordance with Applicable Law. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 608, it shall immediately notify the Issuer.

(3) The Canadian Trustee hereby represents and warrants to the Issuer and the Holders that, to the best of its knowledge, at the time of the execution of this Indenture, there is no material conflict of interest between its role as trustee hereunder and its role in any other capacity. The Canadian Trustee covenants and agrees that it will within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner contemplated in Section 609. The Canadian Trustee acknowledges and agrees that it has certain obligations under applicable Canadian corporate law in acting as a trustee hereunder and agrees to comply with such obligations as and when required by such laws.

SECTION 609. Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by delivering notification in writing to the Trustee and to the Issuer.

(4) If at any time:

(a) the Trustee shall acquire any conflicting interest as defined in TIA Section 310(b) and fail to comply with the provisions of TIA Section 310(b)(i);

(b) the Trustee shall fail to comply with the provisions of the TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months;

(c) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(d) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer may remove the Trustee (by written notice to the Trustee) with respect to all applicable series of Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all such Securities and the appointment of a successor Trustee or Trustees. The Issuer may remove the U.S. Trustee (by written notice to the U.S. Trustee) if the Canadian Trustee resigns as contemplated in Section 608.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series). If, within ninety (90) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 105. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

(1) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(2) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; provided that, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(3) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in Subsections (1) or (2) of this Section, as the case may be.

(4) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 612. Authorization of Authenticating Agent.

(1) At any time when any of the Securities remain Outstanding, the Trustee may authorize an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such authorization shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Subsection, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Subsection, it shall resign immediately in the manner and with the effect specified in this Subsection.

(2) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(3) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may authorize a successor Authenticating Agent which shall be acceptable to the Issuer. Any successor Authenticating Agent upon acceptance of its authorization hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be authorized unless eligible under the provisions of this Section.

(4) The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(5) If an authorization with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated and referred to in, and issued under, the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By
as Authenticating Agent

By
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF Canada, as Canadian Trustee

By
as Authenticating Agent

By
Authorized Signatory

SECTION 613. Preferential Collection of Claims Against the Issuer.

If and when the Trustee shall become a creditor of the Issuer or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuer or any such other obligor.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 701. Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee (1) within five (5) days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of Holders of Securities as of such Regular Record Date, and (2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that the Issuer shall not be obligated to furnish or cause to be furnished such lists at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuer and at such times as the Trustee is acting as Registrar for the applicable series of Securities.

SECTION 702. Preservation of List of Names and Addresses of Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section 701 and as to the names and addresses of Holders of Securities received by the Trustee in its capacity as Registrar for the applicable series of Securities (if acting in such capacity). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Securities.

SECTION 703. Disclosure of Names and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 704. Reports by Trustee.

(1) Within 60 days after [●] of each year commencing with the first [●] after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such [●] if required by Section 313(a) of the Trust Indenture Act. A copy of such report shall, at the time of such transmission to the Holders of Securities, be delivered to the Issuer, and filed with each securities exchange upon which any of the Securities are listed (if so listed) and with the Commission. The Issuer agrees to notify the Trustee in writing when the Securities become listed on any stock exchange.

(2) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act and Section 84 of the Business Corporations Act, as amended.

SECTION 705. Reports by the Issuer.

The Issuer shall deliver to the Trustee within 140 days after the end of each fiscal year of the Issuer audited consolidated financial statements of the Issuer for such fiscal year and within 60 days after the end of each fiscal quarter, other than the last fiscal quarter, unaudited consolidated financial statements of the Issuer for such fiscal quarter; provided that the Issuer shall be deemed to have furnished such financial statements if the Issuer has filed them with the Commission or made them available on the System for Electronic Document Analysis and Retrieval.

ARTICLE EIGHT

AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Amalgamation, Consolidations, Conveyance, Transfer or Lease.

The Issuer may not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

(1) the Person formed by such consolidation or amalgamation or into which the Issuer is merged or the Person which shall have acquired or leased all such properties or assets (a) shall be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, or the United States, any state thereof or the District of Columbia, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Issuer’s obligations for the due and punctual payment of the principal of (premium, if any) and interest on all Securities and the performance and observance of every covenant and agreement of this Indenture on the part of the Issuer to be performed;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing with respect to any series of Securities; and

(3) the Issuer or such Person shall have delivered to the Trustee a Certificate of the Issuer and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

If, as a result of any such transaction, any properties or assets of the Issuer or any Subsidiary of the Issuer become subject to a Lien, then, unless such Lien could be created, incurred or assumed pursuant to Section 1007 without equally and ratably securing all Securities, the Issuer, simultaneously with or prior to such transaction, will cause the Securities and its other obligations under this Indenture to be secured equally and ratably with or prior to the indebtedness secured by such Lien for so long as such indebtedness is secured thereby.

SECTION 802. Rights and Duties of Successor Issuer.

Upon any consolidation or amalgamation by the Issuer with or merger by the Issuer into any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or amalgamation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and in the event of any such conveyance or transfer, the Issuer (which term shall for this purpose mean the Person named as the “Issuer” in the first paragraph of the Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

(2) adding to the covenants of the Issuer contained in this Indenture for the protection of the Holders of all or any series of Securities;

(3) giving effect to any Holder Direction or Special Holder Direction or another direction from Holders permitted to be given under this Indenture, and to any other Holder Action made, given to or taken by the Holders of one or more series in accordance with this Indenture;

(4) making such provisions, not substantially inconsistent with this Indenture, as may be necessary or desirable with respect to matters arising under this Indenture which are expedient to make; provided that such provisions do not individually or in the aggregate materially adversely affect the interests of the Holders of any series of Securities in each case, as reasonably determined by the Issuer;

(5) without limiting Article Eight, evidencing the succession, or successive successions, of any successor issuer to the Issuer and the covenants and obligations of the Issuer under this Indenture assumed by any such successor issuer;

(6) providing for altering this Indenture in respect of the exchange or transfer of Securities;

(7) adding to or modifying, amending or eliminating any of the terms of this Indenture, provided, however, that:

(a) no such addition, modification, amendment or elimination shall be effective with respect to any Securities which are Outstanding at the time of such addition, modification, amendment or elimination; and

(b) the Trustee may decline to enter into any Indenture amendment which would affect its own rights, duties or immunities under this this Indenture or otherwise;

(8) making any addition to, or modification, amendment or elimination of, any of the terms of this Indenture which, in the Opinion of Counsel, is necessary or advisable in order to incorporate, reflect or comply with any Applicable Law or requirement of any Governmental Authority, the provision of which apply to the Issuer, the Trustee or this Indenture;

(9) making any changes or corrections in this Indenture which counsel to the Issuer shall have advised the Issuer and the Trustee are non-substantive corrections or changes or are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or any clerical omission or mistake or manifest error contained in this Indenture or in any deed, or indenture supplemental hereto or thereto;

(10) any other purposes which do not individually or in the aggregate materially adversely affect the interests of the Holders of any series of Securities, as reasonably determined by the Issuer;

(11) to conform the text of this Indenture or any Securities to any provision of the “Description of the Notes” or similarly captioned section contained in the offering document for such Securities as provided for in a Certificate of the Issuer to the Trustee, but only in respect of the Securities offered by such offering document; or

(12) to modify the provisions in this Indenture relating to the issuance, execution, certification, authentication, confirmation, settlement, registration, transfer or exchange of global Securities to conform with the rules, procedures or requirements of the Depository in effect from time to time.

SECTION 902. Supplemental Indentures with Consent of Holders.

(1) With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of a series affected by such supplemental indenture (including, without limitation, consents obtained in connection with a purchase of, or offer to purchase, or exchange offer for, such series of Securities), by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that without the consent of the Holder of each Outstanding Security of such series, no such supplemental indenture shall (with respect to any such non-consenting Holder):

(a) change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security of such series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Issuer to pay Additional Amounts contemplated by Section 1005(6), or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change the Currency in which any Security of such series is payable, or impair the right to institute suit for the enforcement of any payment of principal (or premium, if any) or interest on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein;

(b) reduce the percentage in principal amount of the Outstanding Securities of such series required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture which affect such series or defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 1305 for quorum or voting with respect to Securities of such series; or

(c) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series.

(2) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

(3) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes.

SECTION 905. Conformity with the Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Notice of Supplemental Indentures.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 105, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal (Premium, if any) and Interest.

The Issuer covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

(1) The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served.

(2) The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish in writing the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(3) The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Issuer hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

(1) If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable sufficient to pay the principal of (or premium, if any) or interest, if any, on the Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

(2) Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum in the Currency in which the Securities of such series are payable sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest.

(3) The Issuer will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee written notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(4) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(5) Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years (or such shorter period as may be specified in the applicable abandoned property statutes) after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 1004. Corporate Existence.

The Issuer will preserve and maintain its existence (except as permitted by Article Eight), and shall also maintain its qualifications in each jurisdiction to carry on its business except to the extent that failure to maintain such qualifications would not be reasonably expected to have a material adverse effect with respect to the Securities.

SECTION 1005. Compliance Certificate.

The Issuer will deliver to the Trustee within 140 days after the end of each fiscal year of the Issuer a Certificate of the Issuer stating that, as of the end of such fiscal year, the Issuer was in compliance in all material respects with all covenants and other requirements contained in this Indenture, or giving particulars of any such non-compliance.

SECTION 1006. Additional Amounts.

(1) All payments made by or on behalf of the Issuer under or with respect to the Securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any other Governmental Authority therein or thereof having power to tax (“Taxes”) unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Issuer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities of any series, the Issuer will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of such series of Securities after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted (a similar indemnity is also hereby provided to Holders of such series that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of a series of Securities (an “Excluded Holder”) in respect of the beneficial owner thereof (a) with which the Issuer does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (b) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or (c) which is subject to such Taxes by reason of its carrying on business in or being connected in any way with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payment thereunder.

(2) The Issuer will make such withholding or deduction and remit the full amount deducted or withheld to the relevant Governmental Authority as and when required in accordance with Applicable Law. The Issuer will pay all taxes, interest, penalties and other liabilities which arise by virtue of any failure of the Issuer to withhold, deduct and remit to the relevant Governmental Authority on a timely basis the full amounts required in accordance with Applicable Law. The Issuer will furnish to the Holders of the Securities of any series (other than an Excluded Holder), within 30 days after the date the payment of any Taxes is due pursuant to Applicable Law, certified copies of tax receipts evidencing such payment by the Issuer.

(3) The Issuer will indemnify and hold harmless each Holder (other than any Excluded Holder) for the amount of (a) any Taxes required to be but not withheld or deducted by the Issuer and levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities of any series, (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (c) any Taxes imposed with respect to any reimbursement under clauses (a) or (b) of this Subsection 1006(3).

(4) At least 30 days prior to each date on which any payment under or with respect to the Securities of any series is due and payable, if the Issuer is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee a Certificate of the Issuer stating the fact that such Additional Amounts will be payable, the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 1006 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(5) The obligations of the Issuer under this Section 1006 shall survive any termination, defeasance or discharge of this Indenture.

SECTION 1007. Negative Pledge.

The Issuer will not, and will not permit any Subsidiary of the Issuer to, create, incur or assume any Lien securing any indebtedness for borrowed money or interest thereon of the Issuer or such Subsidiary (or any liability of the Issuer or such Subsidiary under any guarantee or endorsement or other instrument under which the Issuer or such Subsidiary is contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Subsidiary to secure, indebtedness under the Indenture so that each such series of Securities is secured equally and rateably with or prior to such other indebtedness or liability for so long as such other indebtedness or liability remains secured.

SECTION 1008. Sale and Lease-Back Transactions.

The Issuer will not, and will not permit any Subsidiary of the Issuer to, enter into any Sale and Leaseback Transaction with any Person (other than the Issuer or a Wholly-Owned Subsidiary of the Issuer) unless the Issuer or such Subsidiary receives fair value for the property sold or transferred as determined by the Board of Directors and either:

(1) the Attributable Value in respect of all leases relating to Sale and Leaseback Transactions entered into pursuant to the provisions of this Subsection (1), together with all indebtedness secured by a Lien pursuant to clause (xi) of the definition of “Permitted Liens” and Debt and Preferred Stock incurred or issued pursuant to Subsection 1009(1), does not exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets; or

(2) the Issuer or such Subsidiary shall apply, within 180 days of the consummation of such Sale and Leaseback Transaction, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transaction to (a) the redemption, retirement or defeasance of such series of Securities or other indebtedness of the Issuer or such Subsidiary with a maturity of greater than one year and ranking pari passu with such series of Securities or (b) the purchase of property substantially similar to the property sold or transferred as determined by the Board of Directors.

SECTION 1009. Limitation on Debt and Preferred Stock of Subsidiaries.

The Issuer will not permit any Subsidiary of the Issuer to create, issue, assume, guarantee, or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, “incur”) any Debt or issue any Preferred Stock except:

(1) Debt and Preferred Stock in an aggregate principal or face amount, together with indebtedness secured by a Lien pursuant to clause (xi) of the definition of “Permitted Liens” and the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to Subsection 1008(1), not to exceed, as of the date of determination, 15% of the Consolidated Net Tangible Assets of the Issuer, excluding any Debt and Preferred Stock described in Subsections (2) through (9) of this Section 1009, inclusive;

(2) Debt and Preferred Stock outstanding on the date of the Indenture after giving effect to the application of the proceeds of any Securities;

(3) Debt incurred or Preferred Stock issued to and held by the Issuer or a Wholly-Owned Subsidiary of the Issuer (provided that such Debt or Preferred Stock is at all times held by the Issuer or a Wholly-Owned Subsidiary of the Issuer);

(4) Debt incurred or Preferred Stock issued by a Person prior to the time (a) such Person became a Subsidiary of the Issuer, (b) such Person merges into or consolidates or amalgamates with a Subsidiary of the Issuer or (c) another Subsidiary of the Issuer merges into or consolidates or amalgamates with such Person (in a transaction in which such Person becomes a Subsidiary of the Issuer), which Debt or Preferred Stock was not incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

(5) Purchase Money Obligations;

(6) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to Subsections (2), (4) and (5) of this Section 1009 (or any extension or renewal thereof), in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount or liquidation preference of the Debt or Preferred Stock, respectively, so exchanged, refinanced or refunded, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so exchanged, refinanced or refunded or the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, and plus the amount of expenses of the Issuer and the Subsidiary incurred in connection with such refinancing;

(7) Non-Recourse Debt or Preferred Stock which is either (a) incurred or issued by a non-Wholly-Owned Subsidiary of the Issuer that is itself a public company (or by a Subsidiary of such a Subsidiary), (b) incurred or issued by a Subsidiary of the Issuer that does not own or operate, directly or indirectly, a Cable Television System or a Satellite DTH Business or (c) incurred or issued by a Subsidiary of the Issuer that owns or operates, directly or indirectly, a Satellite DTH Business (the “Disposition Entity”) in anticipation of the Disposition Entity ceasing to be a Subsidiary of the Issuer; provided that within a period of six months after such Debt is first issued or incurred (i) the Disposition Entity is no longer a Subsidiary of the Issuer, (ii) such Debt has been repaid or the Disposition Entity has otherwise been released from all obligations with respect thereto, or (iii) the Disposition Entity would be entitled to incur or issue such Debt or Preferred Stock in accordance with this Section 1009 without reference to this Subsection (7);

(8) Non-Recourse Debt which is exchangeable for the securities of or ownership interests in another Person in satisfaction of the principal amount thereof; and

(9) Debt incurred under a Permitted Subsidiary Guarantee.

SECTION 1010. Waiver of Certain Covenants.

The Issuer may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such Securities set forth in Sections 1007 through 1009 inclusive or any other term, provision or condition applicable to such Securities pursuant to Section 301 (unless such term, provision or condition is determined pursuant to Section 301 not to be subject to this provision) if, before the time for such compliance, the Holders of at least a majority in principal amount of all Outstanding Securities of such series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specifically contemplated by Section  301 for Securities of any series) in accordance with this Article.

SECTION 1102. Selection by Trustee of Securities to Be Redeemed.

In the case of a partial redemption of Securities, selection of such Securities for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just (or, if applicable, in accordance with the procedures of the Depositary). If any Security is redeemed in part, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed; provided that no Security in an aggregate principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1103. Notice of Redemption.

(1) Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 105, and shall be given not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Failure to give notice in the manner provided in Section 105 to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

(2) All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 1105, if any;

(c) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(d) that on the Redemption Date, the Redemption Price and accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 1105 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(e) the Place or Places of Payment where such Securities maturing after the Redemption Date are to be surrendered for payment of the Redemption Price and accrued interest, if any;

(f) that the redemption is for a sinking fund, if such is the case; and

(g) any other matter that the Issuer determines to include or that the Trustee reasonably requests in connection with such redemption.

(3) Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided that the Issuer gives notice to the Trustee of any redemption at least five (5) Business Days (or such shorter period as may be agreed to by the Trustee) prior to when notice is due to the Holders in accordance with this Section 1103.

SECTION 1104. Deposit of Redemption Price.

At or prior to 10:00 a.m. (New York time) on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable sufficient to pay the Redemption Price of, and accrued interest, if any, on all the Securities which are to be redeemed on that date.

SECTION 1105. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to, but excluding, the Redemption Date; provided, that installments of interest on the Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security.

SECTION 1106. Securities Redeemed or Repurchased in Part.

Any Security which is to be redeemed or purchased only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and (a) the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without charge, a new Security or

Securities of the same series, in aggregate principal amount equal to and in exchange for the unredeemed or unpurchased portion of the principal of the Security so surrendered or (b) in the case of a global Security, the Issuer and the Trustee may adjust the aggregate principal amount of such global Security in accordance with Section 203(1) to reflect the unredeemed or unpurchased portion thereof.

SECTION 1107. Tax Redemption.

Unless otherwise specified pursuant to Section 301, the Securities will be subject to redemption, in whole but not in part, at any time, at the option of the Issuer, at a Redemption Price equal to 100% of the outstanding principal amount thereof together with accrued and unpaid interest to, but excluding, the date fixed for redemption, if (1) the Issuer determines that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position of such taxing authority regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date hereof, there is more than an insubstantial risk that the Issuer has or will become obligated to pay, on the next succeeding Interest Payment Date, Additional Amounts or (b) on or after the date hereof, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (a) above, whether or not such action was taken or decision was rendered with respect to the Issuer, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case in the written opinion to the Issuer of legal counsel of recognized standing, will result in more than an insubstantial risk that the Issuer will have an obligation to pay, on the next succeeding Interest Payment Date, Additional Amounts with respect to any of the Securities and (2) in any such case the Issuer in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to the Issuer; provided however, that (i) the applicable notice of redemption may not be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts must continue to be in effect.

SECTION 1108. Purchase of Securities.

(1) The Issuer will have the right to purchase any Securities in the market, by tender or by private contract or otherwise, at prices that are negotiated between the Issuer and the applicable Holders. Securities so purchased by the Issuer will be cancelled and will not be reissued.

(2) Upon an invitation for tenders, if more Securities of the applicable series are tendered at the same lowest price that the Issuer is prepared to accept, the Securities to be purchased by the Issuer will be selected by the Trustee in such manner (which may include random selection by computer) as the Trustee deems appropriate (or, if applicable, in accordance with the procedures of the Depositary), from the Securities tendered at such price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Securities may be so selected, and regulations so made shall be valid and binding upon all Holders notwithstanding the fact that, as a result of such regulations, any Security becomes subject to purchase in part only.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Issuer’s Option to Effect Defeasance or Covenant Defeasance.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article Twelve shall apply to each series of Securities, and the Issuer may, at its option, at any time, effect Defeasance (as defined below) of the Securities of or within a series under Section 1202 or Covenant Defeasance (as defined below) of or within a series under Section  1203, in each case in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1202. Defeasance and Discharge.

Upon the Issuer’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Issuer shall be discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, “Defeasance”). For this purpose, such Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (1) to (4) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same); except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (2) the Issuer’s obligations with respect to such Securities under Sections 304, 305, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1006, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligation under Section 607 and (4) this Article Twelve. Subject to compliance with this Article Twelve, the Issuer may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section  1203 with respect to such Securities.

SECTION 1203. Covenant Defeasance.

Upon the Issuer’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Issuer shall be released from its obligations under Article Eight, Section 1004 and Sections 1007 through 1009 inclusive and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter,

“Covenant Defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to such Outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Subsection 501(c) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or Section 1203 to any Outstanding Securities of or within a series:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) money in an amount, or (b) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity thereof (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and (ii) all amounts due to the Trustee under Section 607; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect by the Trustee in applying the foregoing.

(2) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings).

(3) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer is a party or by which it is bound.

(4) In the case of an election under Section 1202, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (a) (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change or clarification in the applicable United States federal income tax law, in either case to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred, and that (b) the deposit made under Subsection 1204(1) shall not cause the Trustee or the trust created hereby to be subject to the U.S. Investment Company Act of 1940, as amended.

(5) In the case of an election under Section 1203, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that (i) the Holders of such Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and that (ii) the deposit made under Subsection 1204(1) shall not cause the Trustee or the trust created hereby to be subject to the U.S. Investment Company Act of 1940, as amended.

(6) The Issuer shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance (in the case of an election under Section 1202) or Covenant Defeasance (in the case of an election under Section 1203) not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Securities include Holders who are not resident in Canada).

(7) The Issuer is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

(8) The Issuer shall have delivered to the Trustee a Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with.

SECTION 1205. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(1) Subject to the provisions of Subsection 1003(5), all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee pursuant to Section 1204 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

(2) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

(3) Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants (evidenced by a Certificate of the Issuer) delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 1206. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE THIRTEEN

MEETINGS AND ACTS OF HOLDERS OF SECURITIES

SECTION 1301. Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1307.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him/her the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3) The principal amount and serial numbers of the Securities held by any Person, and the date of holding the same, shall be proved by the Register.

(4) If the Issuer shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be determined by the Issuer and shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon.

SECTION 1302. Purposes for Which Meetings May Be Called.

A meeting of Holders of one or more series of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1303. Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1302, to be held at such time and at such place in New York, New York, in Calgary, Alberta or in Toronto, Ontario as the Trustee shall determine. Notice of every meeting of Holders of one or more series of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 105, not less than 21 prior to the date fixed for the meeting.

(2) In case at any time the Issuer or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1302, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in New York, New York, in Calgary, Alberta or in Toronto, Ontario for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (1) of this Section.

(3) Holders shall reimburse the Trustee for reasonable out-of-pocket expenses relating to the calling and holding of any meeting if called by such Holders. The Holders shall indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the calling and holding of any meeting on behalf of Holders.

SECTION 1304. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

SECTION 1305. Quorum; Action.

(1) The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Subsection 1303(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

(2) At the reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities of a series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

(3) Except as limited by the proviso to Subsection 902(1), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series who have cast their votes; provided, however, that except as limited by the proviso to Subsection 902(1), any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series who have cast their votes.

(4) Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

SECTION 1306. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1301 and the appointment of any proxy shall be proved in the manner specified in Section 1301. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1301 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Subsection 1303(2), in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a chairman.

(3) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1.00 principal amount of Outstanding Securities of such series held or represented by such Person (determined as specified in the definition of “Outstanding” in Section 101); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 1303 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1307. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers, if any, of the Outstanding Securities of such series held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1303 and, if applicable, Section 1305(1). Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FOURTEEN

MISCELLANEOUS

SECTION 1401. Counterparts.

This Indenture may be executed in any number of counterparts (either by facsimile/electronic or original signature) each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

SECTION 1402. USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 1403. Compliance with Anti-Money Laundering and Suppression of Terrorism Legislation.

(1) The Issuer hereby represents to the Canadian Trustee that any account to be opened by, or interest to be held by the Canadian Trustee, in connection with this Indenture, for or to the credit of the Issuer or one or more of its affiliates, either (a) is not intended to be used by or on behalf of any Person other than the Issuer or one or more of its affiliates or (b) is intended to be used by or on behalf of a Person other than the Issuer or one or more of its affiliates, in which case such Person hereto agrees to complete and execute forthwith a declaration in the Canadian Trustee’s prescribed form as to the particulars of such Person.

(2) The Canadian Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Canadian Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, antiterrorist legislation or economic sanctions legislation, regulation or guideline. Further, should the Canadian Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline, then it shall have the right to resign in accordance with the provisions of this Indenture provided (i) that the Canadian Trustee’s written notice of resignation shall describe in detail the circumstances of such non-compliance and (ii) that if such circumstances are rectified to the Canadian Trustee’s satisfaction, acting reasonably, within a 10 Business Day period, then such resignation shall not become effective.

SECTION 1404. SEC Reporting Issuer Status

The Issuer confirms that it has either (1) a class of securities registered pursuant to Section 12 of the Exchange Act or (2) a reporting obligation pursuant to Section 15(d) of the Exchange Act, and has provided the Canadian Trustee with a certificate (in a form provided by the Canadian Trustee) certifying such reporting obligation and other information as reasonably requested by the Canadian Trustee. The Issuer covenants that in the event that any such registration or reporting obligation shall be terminated by the Issuer in accordance with the Exchange Act, the Issuer shall promptly notify the Canadian Trustee of such termination and such other information as the Canadian Trustee may require at the time. The Issuer acknowledges that the Canadian Trustee is relying upon the foregoing representation and covenants in order to meet certain Commission obligations with respect to those clients who are filing with the Commission.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SHAW COMMUNICATIONS INC.

By:	/s/ [●]
Name: [●] Title: [●]

By:	/s/ [●]
Name: [●] Title: [●]

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:	/s/ [●]
Name: [●] Title: [●]

By:	/s/ [●]
Name: [●] Title: [●]

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:	/s/ [●]
Name: [●] Title: [●]

By:	/s/ [●]
Name: [●] Title: [●]